UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 14, 2006

PDL BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2006, the Board of Directors of PDL BioPharma, Inc. (“we” or the “Company”) re-appointed members to the committees of our Board of Directors, as described in Item 8.01 of this Current Report on Form 8-K. Accordingly, pursuant to compensation policies previously established by our Board of Directors, the cash and equity compensation of our non-employee directors as of that date is as follows:

(1) The following chart sets forth certain quarterly cash compensation for the non-employee directors listed below in connection with such respective director’s service after June 14, 2006 on the committee set forth beside such director’s name:

Director	Quarterly Cash Compensation	Committee
Karen A. Dawes	$1,750	Audit
Karen A. Dawes	$2,000	Commercialization (Chair)
Karen A. Dawes	$1,500	Compensation
Karen A. Dawes	$1,500	Compliance
L. Patrick Gage	$2,000	Nominating and Governance (Chair)
L. Patrick Gage	$2,000	Scientific Review (Chair)
Jon S. Saxe	$1,750	Audit
Jon S. Saxe	$2,000	Compliance (Chair)
Samuel Broder	$1,500	Compliance
Samuel Broder	$1,500	Scientific Review

In addition, each non-employee director, other than the Chairman of the Board, will continue to receive (a) $4,500 of cash compensation per quarter for service on the Board, (b) $1,000 for each Board meeting attended in person, (c) $500 for each Board meeting attended by telephone and (d) reimbursement of expenses related to Board meeting attendance. Notwithstanding the foregoing, Max Link, our Chairman of the Board, will continue to receive an aggregate of $25,000 of cash compensation per quarter for his service as the Chairman of the Board, and will not receive additional cash compensation for committee memberships, attendance at Board meetings or reimbursement of travel expenses.

(2) On June 14, 2006 the Board granted to Max Link an option to purchase 25,000 shares of our common stock, such option to vest with respect to 1/12 of the shares each month of continuous service after July 1, 2006 as the Chairman of our Board of Directors. In addition, on June 14, 2006 the Board granted an option to the following non-employee directors in connection with each respective director’s service on the committee set forth beside such director’s name:

Director	Number of Shares Subject to Option	Committee
Karen A. Dawes	3,000	Audit
Karen A. Dawes	3,000	Commercialization
Karen A. Dawes	3,000	Compensation
Karen A. Dawes	3,000	Compliance
L. Patrick Gage	3,000	Nominating and Governance
L. Patrick Gage	3,000	Scientific Review
Max Link	3,000	Audit
Max Link	3,000	Compensation
Max Link	3,000	Nominating and Governance
Jon S. Saxe	3,000	Audit
Jon S. Saxe	3,000	Compliance
Samuel Broder	3,000	Compliance
Samuel Broder	3,000	Scientific Review

Each such option was granted under our 1999 Stock Option Plan, pursuant to an option agreement substantially in the form used under the 2002 Outside Directors Stock Option Plan (the “Outside Directors Plan”). The exercise price per share of each such option was $17.29, the closing price of our common stock on the Nasdaq National Market on June 14, 2006. Each such option will vest with respect to 1/12 of the shares each month of the respective director’s continuous service on the applicable committee beginning on July 1, 2006.

In addition, on June 14, 2006 each non-employee director received a non-discretionary, automatic grant of an option to purchase the number of shares set forth in the table below under the Outside Directors Plan and pursuant to the standard terms thereof. The exercise price per share of each such option was $17.29, the closing price of our common stock on the Nasdaq National Market on June 14, 2006. Except as noted in the footnotes below, these non-discretionary, automatic option grants vest with respect to 1/12 of the shares each month of the respective member’s continuous service on the Board after June 14, 2006.

Director	Number of Shares Subject to Option
Max Link	15,000
Laurence Korn[1]	6,250
Karen A. Dawes	15,000
L. Patrick Gage	15,000
Jon S. Saxe	15,000
Samuel Broder[2]	10,000
Bradford S. Goodwin[3]	1,250

1.	This option will vest with respect to 1/5 of the shares each month of Dr. Korn’s continuous service on the Board after January 3, 2007.
2.	This option will vest with respect to 1/8 of the shares each month of Dr. Broder’s continuous service on the Board after September 29, 2006.
3.	All of the shares subject to this option will vest on May 20, 2007 subject to Mr. Goodwin’s continuous service on the Board through May 20, 2007.

Item 8.01 Other Events.

On June 14, 2006, the Board re-appointed members to the committees of the Board as follows:

Committee	Chair	Other Members
Audit	Max Link	Karen A. Dawes and Jon S. Saxe
Commercialization	Karen A. Dawes	Mark McDade
Compensation	Max Link	Karen A. Dawes
Nominating and Governance	L. Patrick Gage	Max Link
Scientific Review	L. Patrick Gage	Samuel Broder
Equity Grant	-	Mark McDade
Compliance	Jon S. Saxe	Karen A. Dawes and Samuel Broder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2006

PDL BIOPHARMA, INC.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and
Chief Financial Officer